As filed with the Securities and Exchange Commission on February 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CYPRESS SHARPRIDGE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-4072657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 33rd Floor

New York, New York 10022

(212) 612-3210

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kevin E. Grant

Chairman and Chief Executive Officer

437 Madison Avenue, 33rd Floor

New York, New York 10022

(212) 612-3210

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

S. Gregory Cope, Esquire

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219-4074

Tel: (804) 788-8200

Fax: (804) 788-8218

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-167499

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	$49,147,530	$5,707
(1)	The registrant previously registered an aggregate amount of $750,000,000 of common stock and preferred stock pursuant to its Registration Statement on Form S-3 (Registration No. 333-167499). Of such securities, an aggregate of $504,262,350 have been sold, leaving a remaining balance of $245,737,650. Pursuant to this Registration Statement, the registrant is registering an additional indeterminate number of shares of common stock, including shares issuable upon exercise of the 30-day option granted to the underwriters to purchase additional shares, with an aggregate offering price not to exceed $49,147,530.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Registration Statement (the “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the Registration Statement facing page, this page, the signature pages, the exhibit index, opinions of counsel and the accountants consent. Pursuant to Rule 462(b) of the Securities Act, the contents of the Registration Statement on Form S-3 (Registration No. 333-167499) filed by Cypress Sharpridge Investments, Inc. with the Securities and Exchange Commission (the “Commission”) on June 14, 2010, as amended, including the exhibits thereto, and declared effective by the Commission on June 22, 2010, are hereby incorporated herein by reference (the “Initial Registration Statement”). Pursuant to Rule 462(b) under the Securities Act, this Registration Statement is to be effective upon filing.

This Rule 462(b) Registration Statement is being filed to increase the dollar amount of securities registered under the Initial Registration Statement by $49,147,530, including shares of common stock subject to the underwriters’ 30-day option to purchase additional shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 9, 2011.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/S/ FRANCES R. SPARK
,Frances R. Spark Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin E. Grant, Frances R. Spark, Richard E. Cleary, or Thomas A. Rosenbloom and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, as amended (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin E. Grant	Chief Executive Officer, President, Director, Chairman of the Board (Principle Executive Officer	February 9, 2011

/S/ FRANCES R. SPARK Frances R. Spark	Chief Financial Officer and Treasurer (Principle Financial Officer and Principle Accounting Officer)	February 9, 2011

* Douglas Crocker, II	Director	February 9, 2011

* Jeffrey P. Hughes	Director	February 9, 2011

* Stephen P. Jonas	Director	February 9, 2011

* Raymond A. Redlingshafer	Director	February 9, 2011

* James A. Stern	Director	February 9, 2011

* David A. Tyson, PhD	Director	February 9, 2011

* By:	/S/ FRANCES R. SPARK
Frances R. Spark As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Hunton & Williams LLP with respect to the legality of the securities being registered.*

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.*

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).*

23.2	Consent of Deloitte & Touche LLP.*

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

*	Filed herewith.